Exhibit 99.1

FOR RELEASE: Wednesday, January 28, 2026, at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS

FOR THE THREE AND SIX MONTHS ENDED DECEMBER 31, 2025

Shreveport, Louisiana – January 28, 2026 – Home Federal Bancorp, Inc. of Louisiana (the “Company”) (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended December 31, 2025, of $1.675 million compared to net income of $1.020 million reported for the three months ended December 31, 2024. The Company’s basic and diluted earnings per share were $0.55 and $0.54, respectively, for the three months ended December 31, 2025, compared to $0.33 for the three months ended December 31, 2024. The Company reported net income of $3.274 million for the six months ended December 31, 2025, compared to $1.961 million for the six months ended December 31, 2024. The Company’s basic and diluted earnings per share were $1.09 and $1.07, respectively, for the six months ended December 31, 2025, compared to $0.64 for the six months ended December 31, 2024.

The Company reported the following highlights during the six months ended December 31, 2025:

●	Book value per share increased to $18.76 at December 31, 2025, from $17.90 at June 30, 2025.
●	Zero dependency on wholesale funding – no brokered deposits or FHLB advances at December 31, 2025 or June 30, 2025.
●	59 basis point increase to net interest margin compared to the six months ended December 31, 2024.

The increase in net income for the three months ended December 31, 2025, as compared to the same period in 2024, resulted from an increase of $777,000, or 16.9%, in net interest income, an increase of $150,000, or 30.7%, in non-interest income, and a decrease of $43,000, or 1.1%, in non-interest expense, partially offset by an increase of $251,000, or 134.2%, in the provision for income taxes, and an increase of $64,000, or 142.2%, in the provision for credit losses. The increase in net interest income for the three months ended December 31, 2025, as compared to the same period in 2024, resulted from an increase of $405,000, or 5.3%, in total interest income and a decrease of $372,000, or 12.2%, in total interest expense. The Company’s average interest rate spread was 3.03% for the three months ended December 31, 2025, compared to 2.40% for the three months ended December 31, 2024. The Company’s net interest margin was 3.67% for the three months ended December 31, 2025, compared to 3.12% for the three months ended December 31, 2024.

The increase in net income for the six months ended December 31, 2025, as compared to the same period in 2024 resulted primarily from an increase of $1.612 million, or 17.9%, in net interest income, an increase of $500,000, or 63.5%, in non-interest income, and a decrease of $202,000, or 2.6%, in non-interest expense, partially offset by an increase of $671,000, or 362.7%, in provision for income taxes and an increase of $330,000, or 185.4%, in the provision for credit losses. The increase in net interest income for the six months ended December 31, 2025, as compared to the same period in 2024, was primarily due to a decrease of $938,000, or 14.7%, in total interest expense and an increase of $674,000, or 4.4%, in total interest income. The Company’s average interest rate spread was 3.01% for the six months ended December 31, 2025, compared to 2.32% for the six months ended December 31, 2024. The Company’s net interest margin was 3.65% for the six months ended December 31, 2025, compared to 3.06% for the six months ended December 31, 2024.

The following tables set forth the Company’s average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended December 31,
	2025		2024
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$469,399	6.20%	$457,553	5.89%
Investment securities	97,464	2.28	96,715	2.19
Interest-earning deposits	14,517	4.45	29,653	4.47
Total interest-earning assets	$581,380	5.50%	$583,921	5.20%

Interest-bearing liabilities:
Savings accounts	$92,242	1.55%	$90,696	1.71%
NOW accounts	65,317	1.12	70,685	1.26
Money market accounts	69,429	1.91	79,365	2.21
Certificates of deposit	199,753	3.44	188,929	4.03
Total interest-bearing deposits	426,741	2.43	429,675	2.75
Other bank borrowings	4,002	7.24	4,489	7.16
Total interest-bearing liabilities	$430,743	2.47%	$434,164	2.80%

	For the Six Months Ended December 31,
	2025		2024
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$466,666	6.21%	$461,531	5.88%
Investment securities	96,927	2.28	96,732	2.14
Interest-earning deposits	14,812	4.65	27,635	4.81
Total interest-earning assets	$578,405	5.51%	$585,898	5.21%

Interest-bearing liabilities:
Savings accounts	$93,172	1.62%	$86,626	1.66%
NOW accounts	65,559	1.13	71,736	1.18
Money market accounts	71,514	1.99	77,290	2.29
Certificates of deposit	196,885	3.46	196,443	4.17
Total interest-bearing deposits	427,130	2.45	432,095	2.83
Other bank borrowings	4,001	7.39	5,239	7.50
Total interest-bearing liabilities	$431,131	2.50%	$437,334	2.89%

The $150,000 increase in non-interest income for the three months ended December 31, 2025, compared to the prior year quarterly period, resulted from an increase of $125,000 in gain on sale of loans, an increase of $44,000 in service charges on deposit accounts, a decrease of $6,000 in loss on sale of securities, and a decrease of $4,000 in loss on sale of real estate, partially offset by a decrease of $29,000 in other non-interest income. The $500,000 increase in non-interest income for the six months ended December 31, 2025, compared to the prior year six-month period, resulted primarily from a decrease of $258,000 in loss on sale of real estate, an increase of $175,000 in gain on sale of loans, an increase of $76,000 in service charges on deposit accounts, and a decrease of $6,000 in loss on sale of securities, partially offset by a decrease of $15,000 in other non-interest income. The $266,000 loss on sale of real estate for the prior year six-month period related to a one-to-four family residence in other real estate owned that was sold during the period.

The $43,000 decrease in non-interest expense for the three months ended December 31, 2025, compared to the same period in 2024, resulted from decreases of $128,000 in compensation and benefits expense, $81,000 in audit and examination fees, $20,000 in advertising expense, $18,000 in data processing expense, and $8,000 in amortization of core deposit intangible expense, partially offset by increases of $108,000 in other non-interest expense, $53,000 in franchise and bank shares tax, $21,000 in occupancy and equipment expense, $16,000 in professional fees, $9,000 in deposit insurance premium expense, and $5,000 in loan and collection expense. The $202,000 decrease in non-interest expense for the six months ended December 31, 2025, compared to the same six-month period in 2024, resulted from decreases of $280,000 in compensation and benefits expense, $144,000 in audit and examination fees, $48,000 in advertising expense, $16,000 in professional fees, and $15,000 in amortization of core deposit intangible expense, partially offset by increases of $125,000 in other non-interest expense, $100,000 in data processing expense, $25,000 in occupancy and equipment expense, $20,000 in franchise and bank shares tax, $19,000 in loan and collection expense, and $12,000 in deposit insurance premium expense. The increase in data processing expense resulted from a billing discrepancy with our core processor, which had failed to issue invoices for certain services dating back to December 2022. Upon discovery of the issue, we negotiated a discounted settlement to resolve the outstanding invoices, and all invoices going forward included all services. The increase in services billed resulted in the increase for the six months ended December 31, 2025.

Total assets increased $11.957 million, or 2.0%, from $609.492 million at June 30, 2025 to $621.449 million at December 31, 2025. The increase in assets resulted from increases in net loans receivable of $10.529 million, or 2.3%, from $461.004 million at June 30, 2025 to $471.533 million at December 31, 2025, cash and cash equivalents of $1.921 million, or 11.1%, from $17.347 million at June 30, 2025 to $19.268 million at December 31, 2025, investment securities of $1.108 million, or 1.2%, from $96.230 million at June 30, 2025 to $97.338 million at December 31, 2025, bank owned life insurance of $58,000, or 0.8%, from $6.926 million at June 30, 2025 to $6.984 million at December 31, 2025, and accrued interest receivable of $37,000, or 2.0%, from $1.836 million at June 30, 2025 to $1.873 million at December 31, 2025, partially offset by decreases in loans-held-for-sale of $679,000, or 44.1%, from $1.540 million at June 30, 2025 to $861,000 at December 31, 2025, premises and equipment of $514,000, or 3.0%, from $17.266 million at June 30, 2025 to $16.752 million at December 31, 2025, deferred tax asset of $181,000, or 15.6%, from $1.163 million at June 30, 2025 to $982,000 at December 31, 2025, real estate owned of $161,000, or 16.6% from $970,000 at June 30, 2025 to $809,000 at December 31, 2025, core deposit intangible of $131,000, or 14.3%, from $915,000 at June 30, 2025 to $784,000 at December 31, 2025, and other assets of $30,000, or 2.3%, from $1.305 million at June 30, 2025 to $1.275 million at December 31, 2025.

Total liabilities increased $9.413 million, or 1.7%, from $554.287 million at June 30, 2025 to $563.700 million at December 31, 2025. The increase in liabilities resulted from increases in total deposits of $8.587 million, or 1.6%, from $546.290 million at June 30, 2025 to $554.877 million at December 31, 2025, and other accrued expenses and liabilities of $976,000, or 28.3%, from $3.454 million at June 30, 2025 to $4.430 million at December 31, 2025, partially offset by a decrease in advances from borrowers for taxes and insurance of $150,000, or 27.6%, from $543,000 at June 30, 2025 to $393,000 at December 31, 2025. The increase in deposits resulted from increases in certificates of deposit of $11.334 million, or 6.0%, from $187.357 million at June 30, 2025 to $198.691 million at December 31, 2025, non-interest deposits of $5.430 million, or 4.4%, from $122.416 million at June 30, 2025 to $127.846 million at December 31, 2025, and NOW accounts of $630,000, or 0.9%, from $67.119 million at June 30, 2025 to $67.749 million at December 31, 2025, partially offset by decreases in money market deposits of $7.661 million, or 10.4%, from $73.771 million at June 30, 2025 to $66.110 million at December 31, 2025, and savings deposits of $1.146 million, or 1.2%, from $95.627 million at June 30, 2025 to $94.481 million at December 31, 2025. The Company had no balances in brokered deposits at December 31, 2025 or June 30, 2025.

At December 31, 2025, the Company had $2.533 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $3.305 million of non-performing assets at June 30, 2025, consisting of nine one-to-four family residential loans, three home equity loans, two commercial non-real estate loans, one commercial real estate loan, one land loan, one consumer loan, and one commercial real estate property in other real estate owned at December 31, 2025, compared to six one-to-four family residential loans, two home equity loans, three commercial non-real estate loans, two commercial real estate loans and one single-family residence in other real estate owned at June 30, 2025. At December 31, 2025 the Company had six one-to-four family residential loans, three home equity loans, two commercial non-real estate loans, two consumer loans, one commercial real estate loan, and one land loan classified as substandard, compared to eight one-to-four family residential loans, five commercial non-real estate loans, two home equity loans, two commercial real estate loans and one consumer loan classified as substandard at June 30, 2025. There were no loans classified as doubtful at December 31, 2025 or June 30, 2025.

Stockholders’ equity increased $2.544 million, or 4.6%, from $55.205 million at June 30, 2025 to $57.749 million at December 31, 2025. The increase in stockholders’ equity resulted from net income for the six months ended December 31, 2025 of $3.274 million, proceeds from the issuance of common stock from the exercise of stock options of $1.589 million, a decrease in the Company’s accumulated other comprehensive loss of $551,000, and the vesting of restricted stock awards, stock options, and the release of employee stock ownership plan shares totaling $233,000, partially offset by stock repurchases of $2.270 million and dividends paid totaling $833,000.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its ten full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe”, “expect”, “anticipate”, “estimate”, and “intend”, or future or conditional verbs such as “will”, “would”, “should”, “could”, or “may”. We undertake no obligation to update any forward-looking statements.

In addition to factors previously disclosed in the reports filed by the Company with the Securities and Exchange Commission and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the strength of the United States economy in general and the strength of the local economies in which the Company conducts its operations; general economic conditions; legislative and regulatory changes; monetary and fiscal policies of the federal government; changes in tax policies, rates and regulations of federal, state and local tax authorities including the effects of the Tax Reform Act; changes in interest rates, deposit flows, the cost of funds, demand for loan products and the demand for financial services, competition, changes in the quality or composition of the Company’s loans, investment and mortgage-backed securities portfolios; geographic concentration of the Company’s business; fluctuations in real estate values; the adequacy of loan loss reserves; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; changes in accounting principles, policies or guidelines and other economic, competitive, governmental and technological factors affecting the Company’s operations, markets, products, services and fees.

HOME FEDERAL BANCORP, INC. OF LOUISIANA
CONSOLIDATED BALANCE SHEETS
(In thousands except share and per share data)

	December 31, 2025	June 30, 2025
	(Unaudited)
ASSETS

Cash and Cash Equivalents (Includes Interest-Bearing Deposits with Other Banks of $12,465 and $10,380 at December 31, 2025, and June 30, 2025, respectively)	$19,268	$17,347
Securities Available-for-Sale (amortized cost December 31, 2025: $40,197; June 30, 2025: $36,695, respectively)	38,446	34,246
Securities Held-to-Maturity (fair value December 31, 2025: $49,671; June 30, 2025: $51,139, respectively)	58,238	61,334
Other Securities	654	650
Loans Held-for-Sale	861	1,540
Loans Receivable, Net of Allowance for Credit Losses (December 31, 2025: $4,442; June 30, 2025: $4,484, respectively)	471,533	461,004
Accrued Interest Receivable	1,873	1,836
Premises and Equipment, Net	16,752	17,266
Bank Owned Life Insurance	6,984	6,926
Goodwill	2,990	2,990
Core Deposit Intangible	784	915
Deferred Tax Asset	982	1,163
Real Estate Owned	809	970
Other Assets	1,275	1,305

Total Assets	$621,449	$609,492

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES

Deposits:
Non-interest bearing	$127,846	$122,416
Interest-bearing	427,031	423,874
Total Deposits	554,877	546,290
Advances from Borrowers for Taxes and Insurance	393	543
Other Borrowings	4,000	4,000
Other Accrued Expenses and Liabilities	4,430	3,454

Total Liabilities	563,700	554,287

STOCKHOLDERS’ EQUITY

Preferred Stock - $0.01 Par Value; 10,000,000 Shares Authorized: None Issued and Outstanding	-	-
Common Stock - $0.01 Par Value; 40,000,000 Shares Authorized: 3,078,470 and 3,084,764 Shares Issued and Outstanding at December 31, 2025 and June 30, 2025, respectively	34	32
Additional Paid-in Capital	43,978	42,187
Unearned ESOP Stock	(292)	(321)
Retained Earnings	15,412	15,241
Accumulated Other Comprehensive Loss	(1,383)	(1,934)

Total Stockholders’ Equity	57,749	55,205

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$621,449	$609,492

HOME FEDERAL BANCORP, INC. OF LOUISIANA CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024
INTEREST INCOME
Loans, including fees	$7,339	$6,791	$14,610	$13,686
Investment securities	9	63	22	130
Mortgage-backed securities	552	470	1,094	913
Other interest-earning assets	163	334	347	670
Total interest income	8,063	7,658	16,073	15,399
INTEREST EXPENSE
Deposits	2,613	2,977	5,286	6,175
Other bank borrowings	73	81	149	198
Total interest expense	2,686	3,058	5,435	6,373
Net interest income	5,377	4,600	10,638	9,026

PROVISION FOR (RECOVERY OF) CREDIT LOSSES	109	45	152	(178)
Net interest income after provision for credit losses	5,268	4,555	10,486	9,204

NON-INTEREST INCOME
Loss on sale of real estate	(8)	(12)	(8)	(266)
Gain on sale of loans	130	5	276	101
Loss on sale of securities	-	(6)	-	(6)
Income on Bank-Owned Life Insurance	30	30	58	58
Service charges on deposit accounts	436	392	859	783
Other income	50	79	103	118

Total non-interest income	638	488	1,288	788

NON-INTEREST EXPENSE
Compensation and benefits	2,101	2,229	4,251	4,531
Occupancy and equipment	558	537	1,126	1,101
Data processing	318	336	654	554
Audit and examination fees	110	191	179	323
Franchise and bank shares tax	54	1	189	169
Advertising	24	44	53	101
Legal fees	150	134	235	251
Loan and collection	35	30	77	58
Amortization Core Deposit Intangible	64	72	131	146
Deposit insurance premium	84	75	177	165
Other expenses	295	187	572	447

Total non-interest expense	3,793	3,836	7,644	7,846

Income before income taxes	2,113	1,207	4,130	2,146
PROVISION FOR INCOME TAX EXPENSE	438	187	856	185

NET INCOME	$1,675	$1,020	$3,274	$1,961

EARNINGS PER SHARE
Basic	$0.55	$0.33	$1.09	$0.64
Diluted	$0.54	$0.33	$1.07	$0.64

	Three Months Ended		Six Months Ended
	December 31,		December 31,
	2025	2024	2025	2024

Selected Operating Ratios(1):
Average interest rate spread	3.03%	2.40%	3.01%	2.32%
Net interest margin	3.67%	3.12%	3.65%	3.06%
Return on average assets	1.07%	0.65%	1.05%	0.62%
Return on average equity	11.54%	7.76%	11.46%	7.50%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.41%	0.30%	0.41%	0.30%
Allowance for credit losses as a percent of non-performing loans	257.66%	260.70%	257.66%	260.70%
Allowance for credit losses as a percent of total loans receivable	0.93%	1.02%	0.93%	1.02%

Per Share Data:
Shares outstanding at period end	3,078,470	3,132,764	3,078,470	3,132,764
Weighted average shares outstanding:
Basic	3,022,617	3,059,305	3,015,494	3,062,666
Diluted	3,075,132	3,075,221	3,065,751	3,077,371
Book value per share at period end	$18.76	$17.22	$18.76	$17.22

(1) Ratios for the three- and six-month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow Chairman of the Board, President, and Chief Executive Officer (318) 222-1145